SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report  (Date of earliest event reported)   May 23, 1996


              Brauvin Corporate Lease Program IV L.P.
       (Exact name of registrant as specified in its charter)


        Delaware           0-21536                 36-3800611
    (State or other       (Commission             (IRS Employer
    jurisdiction of      File Number)           Identification
     organization)                                  Number)


  150 South Wacker Drive,  Suite 3200,  Chicago, Illinois        60606
         (Address of principal executive offices)              (Zip Code)


  Registrant's telephone number, including area code       (312) 443-0922


                         Not Applicable
     (Former name or former address, if changed since last report)

Item 5.  Other Events

  On May 23, 1996, Mr. Cezar M. Froelich notified the Managing General Partner of Brauvin Corporate Lease Program IV L.P. ("the Partnership") of his decision to resign and withdraw as a General Partner of the Partnership. This resignation will become effective ninety days from June 20, 1996 (the date of notice to the Limited Partners). Mr. Froelich and the Managing General Partner do not believe that this resignation has had an adverse effect, and should not in the future have any adverse effect, on the
operations of the Partnership.   Mr. Froelich's resignation was not the
result of a disagreement on any matter relating to the Partnership's operations, policies or practices.

  On June 14, 1996, Mr. Thomas J. Coorsh resigned his position as Treasurer and Chief Financial Officer of the Corporate General Partner of the Partnership. Mr. Coorsh's resignation was also not the result of a disagreement on any matter relating to the Partnership's operations, policies or practices.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             BRAUVIN CORPORATE LEASE PROGRAM IV L.P.


                             By:   Brauvin Realty Advisors IV, Inc.
                                   Corporate General Partner


                             By:   /s/ Jerome J.  Brault

                                   Jerome J. Brault, Chairman of the Board,
                                   President and Chief Executive Officer

                             Dated:        June 20, 1996